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                                                                    Exhibit 10.4

                               HARRIS CORPORATION
                      1997 DIRECTORS' DEFERRED COMPENSATION
                        AND ANNUAL STOCK UNIT AWARD PLAN
                (AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2006)

1. Purpose. The purpose of this 1997 Directors' Deferred Compensation and Annual Stock Unit Award Plan (the "Plan") is (a) to establish a method of deferring Directors' compensation which will aid Harris Corporation in attracting and retaining as members of its Board persons whose abilities, experience and judgment can contribute to the continued progress of the Corporation and (b) to further align the interests of Directors with the interests of the shareholders of the Corporation through the annual grant of Harris Stock Equivalents. Prior to October 24, 1997, the first amendment and restatement of the Plan, the Plan was known as the "1997 Directors' Deferred Compensation Plan," which replaced and superseded the Harris Corporation Deferred Compensation Plan for Directors, Amended as of December 2, 1994 (the "Predecessor Plan").

      Effective as of December 31, 2004, no further deferral of Director Compensation shall be permitted and no further awards of Annual Units shall be granted under the Plan.

      Effective as of January 1, 2006, the Plan is hereby amended and restated.

2. Definitions. For the purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

      "Account" shall have the meaning set forth in Paragraph 4(a).

      "Annual Units" shall have the meaning set forth in Paragraph 5(a).

      "Board" shall mean the Board of Directors of the Corporation.

      "Change of Control" shall mean any of the following events:

      (i) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities eligible to vote for the election of the Board (the "Corporation Voting Securities"); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change of Control by virtue of any of the following acquisitions: (a) by the Corporation or any subsidiary, (b) by any employee benefit plan sponsored or maintained by the Corporation or any subsidiary, (c) by any underwriter temporarily holding securities pursuant to an offering of such securities, or
(d) pursuant to a Non-Control Transaction (as defined in paragraph (iii));

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      (ii) individuals who, on July 1, 2005, constitute the Board (the
"Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to July 1, 2005, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors who remain on the Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) shall also be deemed to be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

      (iii) the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Corporation or any such type of transaction involving the Corporation or any of its subsidiaries that requires the approval of the Corporation's stockholders (whether for such transaction or the issuance of securities in the transaction or otherwise), or the consummation of the direct or indirect sale or other disposition of all or substantially all of the assets, of the Corporation and its subsidiaries (a "Business Combination"), unless immediately following such Business Combination: (a) more than 80% of the total voting power of the corporation resulting from such Business Combination (including, without limitation, any corporation which directly or indirectly has beneficial ownership of 100% of the Corporation Voting Securities) eligible to elect directors of such corporation is represented by shares that were Corporation Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially the same proportion as the voting power of such Corporation Voting Securities immediately prior to the Business Combination, (b) no person (other than any publicly traded holding company resulting from such Business Combination, any employee benefit plan sponsored or maintained by the Corporation (or the corporation resulting from such Business Combination)), becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination, and (c) at least a majority of the members of the board of the corporation resulting from such Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies the conditions specified in (a), (b) and (c) shall be deemed to be a "Non-Control Transaction"); or

      (iv) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or the direct or indirect sale or other disposition of all or substantially all of the assets of the Corporation and its subsidiaries.

      Notwithstanding the foregoing, a Change of Control of the Corporation shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Corporation Voting Securities as a result of the acquisition of Corporation Voting Securities by the Corporation which reduces the number of Corporation Voting Securities outstanding; provided, that, if after such acquisition by the Corporation such person becomes the beneficial owner of additional Corporation Voting Securities that increases the percentage of outstanding

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Corporation Voting Securities beneficially owned by such person, a Change of
Control of the Corporation shall then occur.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Common Stock" shall mean the common stock of Harris Corporation, par value $1.00 per share.

      "Corporation" means Harris Corporation, its successors, and any organization into which or with Harris Corporation may merge or consolidate or to which all or substantially all of its assets may be transferred.

      "Deferred Stock Units" shall have the meaning set forth in Paragraph 4(b)(ii).

      "Director" shall mean a member of the Board.

      "Director Compensation" shall mean: (i) the annual retainer fee payable to a Director as compensation for services in that capacity, (ii) fees payable for service on any committee of the Board, (iii) fees payable for serving as a chairperson of any committee; and (iv) the fees payable to a Director for attendance at Board and committee meetings.

      "Exchange Act" shall have the meaning set forth in the definition of "Change of Control".

      "Fair Market Value" shall mean, as of any date, the closing price of the Common Stock as reported by the New York Stock Exchange, Inc. for the date which is the nearest trading date preceding the date on which such value is to be determined.

      "Harris Stock Equivalent" shall mean a unit of value equal to one share of Common Stock.

      "Harris Stock Equivalents Subaccount" shall have the meaning set forth in Paragraph 4(a).

      "Investment Funds" shall have the meaning set forth in Paragraph 4(a).

      "Plan" shall mean this 1997 Directors' Deferred Compensation and Annual Stock Unit Award Plan, as amended from time to time.

      "Predecessor Plan" shall have the meaning set forth in Paragraph 1.

      "Retirement Plan" shall mean the Harris Corporation Retirement Plan, as amended from time to time.

      "Secretary" shall mean the Secretary of the Corporation.

      "Section 16(b)" shall have the meaning set forth in Paragraph 4(b)(ii).

      "Units" shall have the meaning set forth in Paragraph 4(b)(ii).

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3. Right to Defer Compensation. (a) (i) Any Director who is not an employee of the Corporation or one of its subsidiaries and WHO HAS NOT made an election under the Predecessor Plan to defer all or any specified part of the Director Compensation with respect to calendar year 1997 may at any time prior to August 1, 1997, elect to defer under this Plan all or any specified part of the Director Compensation to which the Director may thereafter be entitled with respect to the remainder of calendar year 1997; provided, however, that such amounts may only be credited to the Director's Harris Stock Equivalents Subaccount.

            (ii) Any Director who is not an employee of the Corporation or one of its subsidiaries and WHO HAS made an election under the Predecessor Plan to defer all or any specified part of the Director Compensation with respect to calendar year 1997 may at any time prior to August 1, 1997, elect to defer all or a specified part of, the Director Compensation to which the Director may thereafter be entitled with respect to the remainder of calendar year 1997; provided, however, that such amounts may only be credited to the Director's Harris Stock Equivalents Subaccount. Prior to August 1, 1997, such Director may also elect to have all or any specified part of any existing balances in her/his Account credited to the Harris Stock Equivalents Subaccount. Elections to have existing balances credited into the Harris Stock Equivalents Subaccount (x) made on or prior to June 30, 1997, will be effective on June 30, 1997, and (y) made on or after July 1, but prior to July 31, 1997, will be effective on July 31, 1997. Amounts credited to a Director's Harris Stock Equivalents Subaccount shall be converted into Deferred Stock Units pursuant to Paragraph 4(b)(ii).

            (iii) Each of the foregoing elections under this Plan for calendar year 1997 shall specify (x) in the case of an election under Paragraph 3(a)(i), the amount or part of Director Compensation to be deferred for the remainder of 1997 and (y) in the case of an election under Paragraph 3(a)(ii), the amount or part of Director Compensation and existing balances to be credited to the Harris Stock Equivalents Subaccount. Any deferral elections made under the Predecessor Plan or made in accordance with Paragraph 3(a)(i) or 3(a)(ii) shall be irrevocable for 1997.

      (b) For calendar years subsequent to 1997, any Director who is not an employee of the Corporation or one of its subsidiaries may at any time prior to the commencement of a calendar year elect to defer under this Plan all or any specified part of the Director Compensation to which the Director may be entitled with respect to such subsequent calendar year. Any person who is not an employee of the Corporation or one of its subsidiaries who is elected as a Director and who was not a Director on the last day of the calendar year immediately prior to her/his election may, within thirty days of the commencement of her/his term, elect to defer all or any specified part of the Director Compensation to which she/he may thereafter be entitled with respect to the year in which she/he is so elected.

      (c) Each of the foregoing deferral elections under this Plan shall be made by written notice delivered to the Secretary, specifying the year or years with respect to which the election shall apply and the amount or part of Director Compensation to be deferred for such year or years (and in the case of an election under Paragraph 3(a)(ii) the portion of existing balances to be credited to the Director's Harris Stock Equivalents Subaccount). A deferral election under this Plan with respect to any calendar year shall be irrevocable after commencement of such calendar year or, in the case of a person who was not a Director on the last day of the calendar

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year immediately prior to her/his election, within thirty days after the commencement of her/his term.

      (d) Notwithstanding the foregoing provisions of this Section 3 and any provision in the Plan to the contrary, no deferrals of Director Compensation shall be permitted for calendar years commencing after December 31, 2004.

4. Accounts. (a) General. On the first day of the month following each calendar month in which Director Compensation deferred under this Plan would have become payable to a Director, the amount of such Director Compensation shall be credited to an account ("Account") which shall be established and maintained for such Director as a special ledger account on the Corporation's books. A Director's Account shall consist of a Harris Stock Equivalents subaccount ("Harris Stock Equivalents Subaccount") and a number of other subaccounts (sometimes referred to as retirement investment subaccounts) equal to the number of investment funds available from time to time under the Retirement Plan (as set forth on Exhibit A hereto, as such exhibit may be amended from time to time). Amounts of Director Compensation credited to the Account of a Director shall be invested in accordance with the investment election of such Director among the investment funds of the Retirement Plan identified on Exhibit A hereto (other than the Harris Stock Fund), and Harris Stock Equivalents. The investment funds set forth on Exhibit A, as amended from time to time (other than the Harris Stock Fund), and Harris Stock Equivalents are sometimes referred to as the "Investment Funds". Subject to the provisions of Section 4(b) below for investments credited to the Harris Stock Equivalents Subaccount and the crediting of Annual Units, a Director may invest her/his account balance or future Director Compensation in 1.0% increments in any of the Investment Funds (or in such other increments as are permitted under the Retirement Plan) and, may change her/his investment elections in a manner consistent with the changing of investment elections as set forth in the Retirement Plan. A Director's account balance and future deferred Director Compensation shall be invested in the Balanced Fund described on Exhibit A until the Director makes a valid investment election pursuant to this Paragraph 4. Earnings and losses with respect to a Director's Account shall be allocated to such Account with the same frequency and in the same manner as allocations under the Retirement Plan.

      (b) Special Rules Concerning Harris Stock Equivalents Subaccounts. Notwithstanding any other provisions of this Plan to the contrary, the following rules shall apply to investments credited to the Harris Stock Equivalents Subaccounts (including, as appropriate, Annual Units credited to the Harris Stock Equivalents Subaccount of a Director's Account).

            (i) Restrictions On Intra-Plan Transfers into and out of the Harris Stock Equivalents Subaccounts. A Director may not make an election to transfer or reallocate amounts invested in any of the Director's retirement investment subaccounts into the Director's Harris Stock Equivalents Subaccount. Subject to any restrictions imposed by Section 16(b) of the Exchange Act ("Section 16(b)"), amounts invested in the Harris Stock Equivalents Subaccount, including Annual Units, may thereafter be reallocated to any other retirement investment subaccount by the Director only if any such reallocation does not cause the Director to fail to satisfy the Corporation's minimum stock ownership guidelines applicable to such Director.

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            (ii) Value of Harris Stock Equivalents. Amounts of Director's
Compensation deferred by a Director hereunder which the Director elects to be invested in Harris Stock Equivalents shall be credited to the Director's Harris Stock Equivalents Subaccount on the first day of the month following each calendar month in which such amount would be payable. The Corporation shall credit a Director's Harris Stock Equivalents Subaccount with that number of units (including fractions) obtained by dividing such amounts by the Fair Market Value of a share of Common Stock on the date such amounts are credited to the Director's Harris Stock Equivalents Subaccount (such Harris Stock Equivalents are sometimes referred to herein as "Deferred Stock Units"). In the case of Annual Units, each Director's Harris Stock Equivalents Subaccount shall be credited with a number of Annual Units on January 1 of each year as set forth in Paragraph 5(a). Deferred Stock Units and Annual Units are sometimes referred to collectively as "Units."

            (iii) Earnings on Harris Stock Equivalents. A Director's Harris Stock Equivalents Subaccount shall be credited with the amount of cash dividends payable with respect to that number of shares of Common Stock equal to the number of Units (including fractions) credited to such subaccount on the date on which dividend payments are credited under the Retirement Plan (which may be the ex-dividend date). The amount of cash dividends so credited shall then be converted into Units in the manner described above using the Fair Market Value on the same day, and in a manner consistent with the Retirement Plan.

            (iv) Reallocations of Future Investments into Harris Stock Equivalents Subaccount. Subject to any restrictions imposed by Section 16(b), changes in investment elections with respect to future crediting of Director's Compensation into the Harris Stock Equivalents Subaccount may be made at the Director's discretion, except that a Director shall have no investment discretion with respect to the crediting of Annual Units.

            (v) Adjustments to Avoid Dilution. In the event of any stock dividend or split, recapitalization, merger, consolidation, spin-off, extraordinary dividends, combination or exchange of shares or other similar event, the value and attributes of each Unit shall be appropriately adjusted consistent with such change to the same extent as if such Units were issued and outstanding shares of Common Stock. Such adjustments shall be made by the Board and shall be conclusive and binding for all purposes of the Plan.

            (vi) Cash Distributions. Distributions from a Director's Harris Stock Equivalents Subaccount shall be made in cash with the amount of cash to be paid on account of each Unit being determined by reference to the Fair Market Value on the last day of the month preceding the date of distribution.

            (vii) No Rights as Shareholder. A Director shall not have any rights as a shareholder of the Corporation with respect to any Units credited to the Director's Harris Stock Equivalents Subaccount.

5. Annual Awards of Deferred Stock Units; Conversion Award.

      (a) Annual Unit Awards. On January 1 of each year, commencing with January 1, 1998, the Corporation shall credit the Harris Stock Equivalents Subaccount of each Director who

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is not an employee of the Corporation or one of its subsidiaries with 500 Harris
Stock Equivalents. The number of Annual Units to be credited on each January 1 may be changed from time to time by a resolution adopted by the Board. All such annually awarded units shall be referred to herein as the "Annual Units."

      (b) Conversion Award. On January 1, 1998, a Director's Harris Stock Equivalents Subaccount shall be credited with a number of Harris Stock Equivalents equal to the actuarial present value of the Director's annual retirement benefit (assuming retirement at age 72) under the Directors' Retirement Plan if, as of January 1, 1998; either (i) the Director had less than ten years of service under such Plan or (ii) the Director had ten or more years of service under such Plan and elected to have such actuarial present value transferred to the Plan. The number of Harris Stock Equivalents to be credited to such a Director's Harris Stock Equivalents Subaccount shall be determined in the manner described in Paragraph 4(b)(ii) as of January 1, 1998, except that the fair market value shall be equal to the average daily closing price for the Common Stock for the period from October 1, 1997 through December 31, 1997.

      (c) Cessation of Annual Unit Awards. Notwithstanding the foregoing provisions of this Section 5 and any provision in the Plan to the contrary, no awards of Annual Units shall be granted after December 31, 2004.

6. Payment of Deferred Director Compensation and Annual Units. In accordance with the forms of payment permissible under this Paragraph 6, a Director shall elect the time or times in which the amounts credited to her/his Account, including Annual Units credited to the Harris Stock Equivalents Subaccount, shall be paid by a written election delivered to the Secretary at the time such Director elects to participate in this Plan. A Director may modify his or her election at any time before the beginning of the 120-day period immediately preceding the effective date of the Director's resignation or retirement, at which time the election shall become irrevocable; provided, however, that if a Director has Units credited to his/her Harris Stock Equivalents Subaccount, no such modification shall be made without the prior approval of the Board or a committee comprised solely of "non-employee directors" as defined in Rule 16b-3(b)(3) under the Exchange Act, as amended from time to time if such approval is advisable to avoid exposing a Director to a claim for recovery of short swing profits under Section 16(b). Payments must commence no later than age 72. A Director's payout election shall apply to all amounts credited to a Director's Account and all earnings thereon regardless of the year in which the amounts were deferred or credited. Upon a Director's resignation or retirement, amounts credited to the Director's Account shall be payable to her/him at her/his election in (i) a cash lump sum on a date certain within five (5) years of resignation or retirement or (ii) in annual payments over a designated number of years provided the Account is fully paid within ten (10) years of resignation or retirement. Annual payments shall be made on or before January 15. Until a Director's Account has been completely distributed, earnings and losses on the unpaid balance thereof shall be allocated as provided in Paragraph 4 above. Notwithstanding any provision of this Section 6 to the contrary, if advisable to avoid exposing a Director to a claim for recovery of short swing profits under
Section 16(b), prior to the payment of the amount reflected in the Director's Account, such payment must be approved in advance by the Board or a Committee comprised solely of "non-employee directors" as defined in Rule 16(b)-3(b)(3) under the Exchange Act, as amended.

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7. Payments in Connection with Change of Control. Notwithstanding anything contained in this Plan to the contrary, within 90 days following a Change of Control, the Corporation shall pay to each Director (or former Director) a cash lump sum payment equal to the then remaining balance in his/her Account. This Paragraph may not be amended, altered or modified following a Change of Control.

8. Modification of Payment Terms in Certain Circumstances. If after a person shall have ceased to be a Director, but prior to full payment to such person of the entire amount of her or his Account, the Director shall, after reasonable warning from the Board, persist in an affiliation with any business that is a principal competitor with a significant portion of the business conducted by the Corporation, the entire balance of such Account may, if directed by the Board in its sole discretion, be paid immediately to such person in a lump sum.

9. Payment in the Event of Death. In the event a Director or former Director dies prior to receiving payment of the entire amount of her or his Account, the unpaid balance shall be paid to such beneficiary as the Director may have designated in a written notice delivered to the Secretary as the person, firm or trust to receive any such post-death distribution under this Plan or, in the absence of such written designation, to the former Director's legal representative or any person, firm or organization designated in her or his last will to receive such distributions. Distributions subsequent to the death of a Director or former Director shall be made in a lump sum.

10. Non-Assignability. None of the rights or interests of any Director or former Director in amounts of compensation deferred under this Plan or Annual Units shall be assignable or transferable in whole or in part, either voluntarily or by operation of law or otherwise, and shall not be subject to payment of debts by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner.

11. Plan to Be Unfunded. The Corporation shall be under no obligation to acquire, segregate, or reserve any funds or other assets for purposes relating to this Plan and no Director or former Director shall have any rights whatsoever in or with respect to any funds or other assets held by the Corporation for purposes of this Plan or otherwise. Accounts maintained for purposes of this Plan shall merely constitute bookkeeping records of the Corporation and shall not constitute any allocation whatsoever of any assets of the Corporation or be deemed to create any trust or special deposit with respect to any of the Corporation's assets.

12. Miscellaneous. The Board, any committee of the Board, and any officer of the Corporation charged with responsibility for the administration and operation of this Plan may rely upon information supplied to them by the officers of the Corporation and by the Corporation's independent certified public accountants. No member of the Board nor any officer of the Corporation charged with responsibility for the administration and operation of this Plan shall be liable, except in circumstances involving his or her bad faith, for any act or action, whether of commission or omission, taken by any other member or by any other officer, agent, or employee, for anything done or omitted to be done. The Board may from time to time amend, suspend, terminate or reinstate any or all of the provisions of this Plan, except that no such amendment, suspension or termination shall adversely affect the Account of any Director or former Director as it existed immediately before such amendment, suspension or termination or

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the manner of distribution thereof, unless such Director or former Director shall have consented thereto in writing. This Plan shall be construed and governed by the laws of Delaware.

13. Section 409A of the Code. It is intended that this Plan qualify for "grandfathered" status and continue to be governed by the law applicable to nonqualified deferred compensation prior to enactment of Section 409A of the Code. This Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Plan to fail to qualify for such "grandfathered" status shall have no force and effect.

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

      IN WITNESS WHEREOF, Harris Corporation does hereby amend and restate this 1997 Directors' Deferred Compensation and Annual Stock Unit Award Plan as of January 1, 2006.

                                            HARRIS CORPORATION

Date: October 28, 2005                    By   /s/ Howard L. Lance
      -------------------------                --------------------------------
                                               Howard L. Lance
                                               Chairman of the Board, President
                                               and Chief Executive Officer

ATTEST

Scott T. Mikuen
-------------------------------
Corporate Secretary

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

                                    EXHIBIT A
                                       TO
                             HARRIS CORPORATION 1997
                      DIRECTORS' DEFERRED COMPENSATION AND
                          ANNUAL STOCK UNIT AWARD PLAN

Harris Stock Equivalents             Money Market Fund
Balanced Fund                        Passive Aggregate
Equity Income Fund                   Stable Value Fund
Growth Fund                          International Equity Fund
Index Equity Fund                    Wilshire 4500
Russell 2000                         Global Technology

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